EXHIBIT 24.1

HAMILTON BEACH BRANDS HOLDING COMPANY

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Hamilton Beach Brands Holding Company, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Gregory H. Trepp, James H. Taylor and Dana B. Sykes, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Class A Common Stock of the Registrant issuable in connection with the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, the Hamilton Beach Brands Holding Company Non-Employee Directors’ Equity Compensation Plan, and/or the Hamilton Beach Brands Holding Company Supplemental Executive Long-Term Incentive Bonus Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 6th day of November 2017.

/s/ Gregory H. Trepp	/s/ James H. Taylor
Gregory H. Trepp President, Chief Executive Officer and Director	James H. Taylor Vice President and Chief Financial Officer

/s/ Mark R. Belgya	/s/ J.C. Butler, Jr.
Mark R. Belgya Director	J.C. Butler, Jr. Director

/s/ John P. Jumper	/s/ Dennis W. LaBarre
John P. Jumper Director	Dennis W. LaBarre Director

/s/ Michael S. Miller	/s/ Alfred M. Rankin, Jr.
Michael S. Miller Director	Alfred M. Rankin, Jr. Director

/s/ Roger F. Rankin	/s/ Thomas T. Rankin
Roger F. Rankin Director	Thomas T. Rankin Director

/s/ James A. Ratner	/s/ David F. Taplin
James A. Ratner Director	David F. Taplin Director